UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2004

Washington Banking Company
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-24503	91-1725825
(Commission File Number)	(IRS Employer Identification No.)

450 Bayshore Drive
Oak Harbor, WA 98277
(Address of principal executive offices) (Zip Code)

(360) 679-3121
(Registrant’s telephone number, including area code)

FORM 8-K

WASHINGTON BANKING COMPANY
Oak Harbor, Washington

October 19, 2004

Item 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2004, Washington Banking Company announced by press release that Mr. Richard A. Shields, 45, has been appointed the Chief Financial Officer of Washington Banking Company and of Whidbey Island Bank effective November 1, 2004 to serve at the pleasure of the Board of Directors. From November 1998 until this appointment, Mr. Shields served as the Vice President and Controller at Umpqua Bank in Roseburg, Oregon. A copy of the press release is attached hereto as Exhibit 99.

The Company has not entered into any employment agreement with Mr. Shields. Mr. Shields does not have any related party transactions or family relationships with the Company or the Bank at this time within the meaning of Items 401(b) and 404(a) of Regulation S-K.

Item 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)     Financial statements – not applicable

(b)     Pro forma financial information – not applicable

(c)     The following Exhibits are included with this Report:

          Exhibit 99 Press Release dated October 14, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Date: October 19, 2004	By:	/s/ Michal D. Cann

Michal D. Cann President and Chief Executive Officer